Second Quarter Fiscal 2023 Earnings Sam Mitchell, CEO Lori Flees, President, Retail Services Mary Meixelsperger, CFO Elizabeth Russell, Investor Relations 05.10.23 Exhibit 99.1

Forward-Looking Statements Certain statements herein, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, benefits and synergies of the sale of Global Products; future opportunities for the remaining stand-alone retail business; and any other statements regarding Valvoline's future operations, financial or operating results, capital allocation, debt leverage ratio, anticipated business levels, dividend policy, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. Other forward-looking statements used herein include statements about the expected tender offer, including the value of shares expected to be offered to purchase in the tender offer and whether the tender offer is actually commenced and consummated as planned or at all. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should,” and “intends,” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections, and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://www.sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law. Additional Information and Where to Find It This presentation is for informational purposes only, is not a recommendation to buy or sell the Company's common stock and does not constitute an offer to buy or the solicitation to sell the Company's common stock. The tender offer described in this presentation has not yet commenced, and there can be no assurances that the Company will commence the tender offer on the terms described in this presentation or at all. The tender offer will be made only pursuant to the Offer to Purchase, the Letter of Transmittal and other related materials that the Company expects to file with the SEC upon commencement of the tender offer. SHAREHOLDERS ARE URGED TO CAREFULLY READ THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS (AND ANY AMENDMENT OR SUPPLEMENT THERETO) IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER, THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. If and when the tender offer is commenced, shareholders will be able to obtain a free copy of the tender offer materials (including the Offer to Purchase, the Letter of Transmittal and other related materials) that the Company expects to file with the SEC at the SEC's website at http://www.sec.gov. In addition, if and when the tender offer is commenced, the Company will provide contact information for shareholders if they should have any questions or require assistance. Regulation G: Adjusted Results Information regarding Valvoline’s definitions, calculations and reconciliation of non-GAAP measures can be found in the Appendix.  SAFE HARBOR

Completed Sale of Global Products Business Shift to the new valvoline Takeaways for Shareholders Return Proceeds to Shareholders Ready for Long-term Growth Pure-play automotive services company $1.6B Share Repurchase Authorization; Expect $1B tender Growth of Core Business + Unit Additions + Service Expansion Fast Growth, High Margin, High ROIC, Retail Services Platform New Valvoline is…. 5

The new Valvoline is here 18 Strong Q2 results with 26% EBITDA growth and margin improvement as expected. Sale of Global Products business complete. Continuing return of proceeds to shareholders; Plan to initiate tender offer for up to $1B.